Exhibit 2.43

AMENDED AND RESTATED SECOND SUPPLEMENTAL INDENTURE

AMENDED AND RESTATED SECOND SUPPLEMENTAL INDENTURE (the “Amended and Restated Second Supplemental Indenture”), dated as of April 8, 2013, by and among Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands, having its principal office at 190 Elgin Avenue, George Town, Grand Cayman, FYI-9005 Cayman Islands (the “Company”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (as successor to JPMorgan Chase Bank, a New York banking corporation) (the “Trustee”), and Petróleo Brasileiro S.A. – PETROBRAS, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil, having its principal office at Avenida República do Chile, 65, 20035-900 Rio de Janeiro – RJ, Brazil (“Petrobras”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of July 19, 2002 (the “Base Indenture”), as supplemented by the second supplemental indenture dated as of July 2, 2003 (the “Second Supplemental Indenture”) to provide for the issuance of U.S.$500,000,000 of its 9.125% Global Notes due 2013 (the “Original Notes”);

WHEREAS, the Base Indenture as supplemented by the Second Supplemental Indenture was further supplemented by an amended and restated second supplemental indenture among the Company, the Trustee and Petrobras dated as of September 18, 2003 (the “Reopening Supplemental Indenture”), to provide for the issuance of an additional U.S.$250,000,000 principal amount of 9.125% Global Notes due 2013 in the form attached as Exhibit A hereto (the “Reopening Notes” and together with the Original Notes, the “Notes;

WHEREAS, the Base Indenture, as supplemented by the Reopening Supplemental Indenture, was further supplemented by an amended and restated second supplemental indenture, dated as of March 31, 2010 (the “2010 Amended and Restated Supplemental Indenture”) in order to amend the Amended and Restated Standby Purchase Agreement relating to the Notes in its entirety and replace it with an irrevocable and unconditional guaranty dated as of the date thereof in the form attached as Exhibit B hereto;

WHEREAS, the Base Indenture was further supplemented by a sixth supplemental Indenture, dated as of February 10, 2012 (the “Sixth Supplemental Indenture” and together with the Base Indenture, as supplemented by the 2010 Amended and Restated Supplemental Indenture, the “Original Indenture”) with respect to the Notes, which Sixth Supplemental Indenture effected certain amendments of the Base Indenture and the 2010 Amended and Restated Second Supplemental Indenture to replace the term U.S. GAAP with Reporting GAAP;

WHEREAS, pursuant to Section 9.02 of the Base Indenture, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, may enter into indentures supplemental to the Original Indenture for the purpose of adding, changing or eliminating certain provisions of the Original Indenture;

WHEREAS, on the date hereof and having obtained the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, the Company and Petrobras

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desire to further supplement the Original Indenture by means of this amended and restated second supplemental indenture dated the date hereof (the “Amended and Restated Second Supplemental Indenture” and together with the Original Indenture and any further supplements thereto, the “Indenture”) in order to amend Section 8.01 of the Base Indenture and to remove certain references to “Cayman Islands” from the Original Indenture, in each case with respect to the Notes; and

WHEREAS, the Company and Petrobras desire to restate the provisions of the 2010 Amended and Restated Second Supplemental Indenture as supplemented by the Sixth Supplemental Indenture in this Amended and Restated Second Supplemental Indenture; and

WHEREAS, the Company and Petrobras have requested that the Trustee execute and deliver this Amended and Restated Second Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Petrobras and the Trustee hereby agree, for the equal and ratable benefit of all Holders of the Notes, as follows:

Article 1
DEFINITIONS

Section 1.01.      Defined Terms.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby.  All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Amended and Restated Second Supplemental Indenture.

Section 1.02.      Changes to Definitions of Original Indenture.

(a)  For the benefit of the Holders of the Notes, the first paragraph of Section 1.01 of the Base Indenture shall be restated to read in its entirety as follows:

“For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Reporting GAAP , and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are consistent with Reporting GAAP at the date of such computation; and

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(4)  unless the context otherwise requires, any reference to an “Article,” a “Section” or an “Annex” refers to an Article, a Section or an Annex, as the case may be, of this Indenture; and

(5)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.”

(b)  For the benefit of the Holders of the Notes, the following definitions in Section 1.01 of the Base Indenture shall be amended to read in their entirety as follows:

“Closing Date” means September 18, 2003.

“Default Rate” has the meaning set forth in Section 2.01(f) herein.

“Denomination Currency” has the meaning set forth in Section 2.04(g) herein.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) for payment on or the repayment of money which has been borrowed or raised (including money raised by acceptance and all leases which, under Reporting GAAP, would constitute a capital lease obligation).

“Interest Period” means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date, except that the first Interest Period shall be the period beginning on the Original Closing Date and ending on the day before the next Interest Payment Date.

“Judgment Currency” has the meaning set forth in Section 2.04(g) herein.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset, including, without limitation, any equivalent created or arising under applicable Law.

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 7.5% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP (or if Petrobras does not prepare financial statements in Reporting GAAP, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).

 “Original Closing Date” means July 2, 2003.

“Payment Account” has the meaning set forth in Section 2.01(g) herein.

“Permitted Lien” means a:

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(a)  Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Company’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)  Lien arising from the Company’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Company’s past practice;

(c)  Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)  Lien granted upon or with respect to any assets hereafter acquired by the Company or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

(e)  Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary;

(f)  Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Company or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

(g)  Lien existing as of the date of the Reopening Supplemental Indenture;

(h)  Lien resulting from the Indenture or the Guaranty;

(i)  Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Company, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

(j)  Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Lien referred to in paragraphs (a) through (i) above (but not paragraph (c)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (a), (b) and (f) the obligees meet the requirements of such paragraphs; and

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(k)  Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Company’s Permitted Liens pursuant to clauses (a) through (j) of this definition, does not exceed 7.5% of the Company’s consolidated total assets (as determined in accordance with Reporting  GAAP) at any date as at which the Company’s balance sheet is prepared and published in accordance with applicable Law.

“Reporting GAAP” means (i) generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the principles, methods, procedures and practices in effect from time to time or (ii) International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (“IASB”) as from the date Petrobras adopts IFRS as its primary reporting or accounting standard in its reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

“Taxing Jurisdiction” shall mean, Brazil, the jurisdiction of the Company’s incorporation or any other jurisdiction in which the Company appoints a paying agent under the Indenture.

(c)  For the benefit of the Holders of the Notes, each reference to “Cayman Islands law” or “the Cayman Islands” in the definitions of “Authorization,” “Business Day,” and “Governmental Authority” in Section 1.01 of the Base Indenture shall in each instance be replaced by either “the law of the jurisdiction of the Company’s incorporation” or “the jurisdiction of the Company’s incorporation,” as applicable.

Article 2
TERMS OF THE NOTES

Section 2.01.      General.  In accordance with Section 3.01 of the Base Indenture, the following terms relating to the Notes have previously been established:

(a)                Title:  The Notes constitute a series of Securities having the title “9.125% Global Notes due 2013”.

(b)               Aggregate Amount:  The aggregate principal amount of the Notes authenticated and delivered under the Original Indenture is U.S.$750,000,000. As provided in the Original Indenture, the Company may, from time to time, without the consent of the Holders of Notes, issue Add On Notes having identical terms (including CUSIP, ISSN and other relevant identifying characteristics as the Notes), so long as, on the date of issuance of such Add On Notes: (i) no Default or Event of Default shall have occurred and then be continuing, or shall occur as a result of the issuance of such Add On Notes, (ii) such Add On Notes shall rank pari passu with the Notes and shall have identical terms, conditions and benefits as the Notes and be part of the same series as the Notes, (iii) the Company and the Trustee shall have executed and delivered a further supplemental indenture to the Indenture providing for the issuance of such Add On Notes and reflecting such amendments to the Indenture as may be required to reflect the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes, (iv) Petrobras and the Trustee shall have executed and delivered an amended Guaranty reflecting the increase in the aggregate principal amount of the Notes resulting from the issuance of the Add On Notes and (v) the Trustee shall have received all such opinions and other documents as it shall have requested, including an Opinion of Counsel stating that such Add On Notes are authorized and permitted by the Indenture and all conditions precedent to the issuance of such Add On Notes have been complied with by the Company and Petrobras.  All Add On Notes issued hereunder will, when issued, be considered Notes for all purposes hereunder and will be subject to and take the benefit of all of the terms, conditions and provisions of this Indenture.

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(c)                Ranking:  The Notes (including the Add On Notes) shall be general senior unsecured and unsubordinated obligations of the Company and shall at all times rank pari passu among themselves and at least equal in right of payment with all of the Company’s other present and future unsecured and unsubordinated obligations from time to time outstanding that are not, by their terms, expressly subordinated in right of payment to the Notes.

(d)               Maturity:  The entire outstanding principal of the Notes shall be payable in a single installment on July 2, 2013 (the “Stated Maturity”).  No payments in respect of the principal of the Notes shall be paid prior to the Stated Maturity except in the case of the occurrence of an Event of Default and acceleration of the aggregate outstanding principal amount of the Notes, upon redemption prior to the Stated Maturity pursuant to Section 11.08 of the Base Indenture.

(e)                Interest:  Interest shall accrue on the Notes at the rate of 9.125% per annum from the Original Closing Date until all required amounts due in respect of the Notes have been paid.  All interest shall be paid by the Company to the Trustee and distributed by the Trustee in accordance with this Indenture semiannually in arrears on January 2 and July 2 of each year (or, as provided in the Original Indenture, if such date is not a Business Day, the next succeeding Business Day following such day) during which any portion of the Notes shall be Outstanding (each, an “Interest Payment Date”), commencing on January 2, 2004 to the Person in whose name a Note is registered at the close of business on the preceding Regular Record Date (which shall mean, with respect to any payment to be made on an Interest Payment Date, the Business Day that is ten Business Days prior to such Interest Payment Date.)  As provided in the Original Indenture, (i) interest shall be calculated based on a 360-day year of twelve 30-day months, (ii) payment of principal and interest and other amounts on the Notes will be made at the Corporate Trust Office of the Trustee in New York City, or such other paying agent office in the United States as the Company appoints, in the form provided for in Section 10.17 of the Base Indenture, (iii) all such payments to the Trustee shall be made by the Company by depositing immediately available funds in U.S. dollars one Business Day prior to the relevant Interest Payment Date to the Payment Account and (iv) so long as any of the Notes remain Outstanding, the Company shall maintain a paying agent in New York City.

(f)                Default Rate:  Upon the occurrence and during the continuation of an Event of Default, (i) interest on the outstanding principal amount of the Notes shall accrue on the Notes at a rate equal to 1.0% per annum above the interest rate on the Notes at that time (the “Default Rate”) and (ii) to the fullest extent permitted by law, interest shall accrue on the amount of any interest, fee, Additional Amounts, or other amount payable under the Indenture and the Notes that is not paid when due, from the date such amount was due until such amount shall be paid in full, excluding the date of such payment, at the Default Rate.

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(g)        Payment Account:  On the Original Closing Date, the Trustee established (and promptly notified the Company of the establishment of such account, including the relevant account numbers and other relevant identifying details) and, until the Notes and all accounts due in respect thereof have been paid in full, shall maintain a special purpose non-interest bearing trust account (the “Payment Account”) into which all payments required to be made by the Company under or with respect to the Notes shall be deposited.  The Company agrees that the Payment Account shall be maintained in the name of the Trustee and under its sole dominion and control (acting on behalf of the Holders of the Notes) and used solely to make payments of principal, interest and other amounts from time to time due and owing on, or with respect to, the Notes.  No funds contained in the Payment Account shall be used for any other purpose or in any manner not expressly provided for herein nor shall the Company or any other Person have an interest therein or amounts on deposit therein.  All amounts on deposit in the Payment Account on any Interest Payment Date after the Trustee has paid all amounts due and owing to the holders of the Notes as of such Interest Payment Date shall be retained in the Payment Account and used by the Trustee to pay any amounts due and owing to the Holders of the Notes on the next succeeding Interest Payment Date.

(h)        Form and Denomination:  The Notes shall be issuable in whole in the registered form of one or more Global Notes (without coupons), in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof, and shall be transferable in integral multiples of U.S.$1,000 and the Depository for such Global Notes shall be The Depository Trust Company, New York, New York.

(i)         Guaranty:  The Notes shall have the benefit of the Guaranty in the manner provided in Article 3 of this Amended and Restated Second Supplemental Indenture.

(j)         Rating:  The Notes can be issued without the requirement that they have any rating from a nationally recognized statistical rating organization.

(k)        Optional Early Redemption:  The Notes are not redeemable at the Company’s option prior to the Stated Maturity except in the circumstances provided for in Section 11.08 of the Base Indenture.

(l)         Conversion:  The Notes will not be convertible into, or exchangeable for, any other securities.

Section 2.02.      Amendments to Article Five Relating to Events of Default.  (a) Restated Events of Default:  As it applies to the Notes, Section 5.01 of the Original Indenture shall be amended to read in its entirety as follows:

“Section 5.01  Events of Default

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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1.                  The Company shall fail to make any payment in respect of principal on any of the Notes whether on the Stated Maturity, upon redemption or prior to the Maturity or otherwise in accordance with the terms of the Notes and this Indenture, non-payment of which shall continue for a period of three calendar days and the Trustee shall not have otherwise received such amounts from Petrobras under the Guaranty, or otherwise by the end of such three calendar day period;

2.                  The Company shall fail to make any payment in respect of any interest or other amounts due on or with respect to the Notes (including Additional Amounts, if any) in accordance with the terms of the Notes and this Indenture, non-payment of which shall continue for a period of 30 calendar days and the Trustee shall not have otherwise received such amounts from Petrobras under the Guaranty, or otherwise by the end of such 30 calendar day period;

3.                  Any of the representations or warranties made by Petrobras under Sections 9(l), (p) (other than the last clause thereof), (q), (r), (s), (t), (y), (ee), (ff), (kk), (ll), (mm), (uu) and (vv) (but, in the case of Sections 9(s), (t), (y) and (ee), only to the extent that breach thereof affects the enforceability of the Base Indenture, as supplemented by the  Reopening Supplemental Indenture, the Amended and Restated Standby Purchase Agreement or the Notes) under the Amended and Restated Standby Purchase Agreement as of the date thereof, which are restated in their entirety under Section 7 of the Guaranty, shall prove to be incorrect as of the time when the same shall have been made and as a result thereof there is a Material Adverse Effect;

4.                  The Company or Petrobras shall fail to perform, or breach, any term, covenant, agreement or obligation contained in this Indenture or the Guaranty and such failure (other than any failure to make any payment under the Guaranty, for which there is no cure) is either incapable of remedy or continues for a period of 60 calendar days (inclusive of any time frame contained in any such term, covenant, agreement or obligation for compliance thereunder) after there has been received by the Company or Petrobras from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

5.                  (i)  The acceleration of any Indebtedness of the Company, Petrobras or any Material Subsidiary thereof in accordance with the terms of such Indebtedness, it being understood that prepayment or redemption by the Company, Petrobras or the relevant Material Subsidiary thereof of any Indebtedness is not acceleration for this purpose; (ii) the Company, Petrobras or any Material Subsidiary thereof shall fail to pay any Indebtedness when due or, as the case may be, beyond any applicable grace period specified in the underlying transaction document; or (iii) the Company, Petrobras or any Material Subsidiary thereof shall fail to pay when due any amount payable by it under any Guarantee for, or indemnity in respect of, the Indebtedness of any other Person; provided, however, that the aggregate amount of any such Indebtedness falling within (i), (ii) or (iii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds U.S.$100,000,000 (or its equivalent in another currency);

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6.                  One or more final and non-appealable judgments or final decrees is entered against the Company, Petrobras or any Material Subsidiary thereof involving in the aggregate a liability (not theretofore paid or covered by insurance) of U.S.$100,000,000 (or its equivalent in another currency) or more, and all such judgments or final decrees shall not have been vacated, discharged or stayed within 120 calendar days after the rendering thereof;

7.                  The Company, Petrobras or any Material Subsidiary thereof stops payment of, or is generally unable to pay, its debts as and when they become due except (i) as is otherwise expressly provided under this Indenture or the Guaranty, or (ii) in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer, the terms of which shall have been approved by a resolution of a meeting of the Holders;

8.                  Proceedings are initiated against the Company, Petrobras or any Material Subsidiary thereof under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 90 days after the entering of such proceeding, or an administrator, receiver, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession or control of, or a distress, execution, attachment or sequestration or other process is levied, enforced upon, sued out or put in force against, all or any material part of the undertaking, property, assets or revenues of the Company, Petrobras or any Material Subsidiary thereof;

9.                  The Company, Petrobras or any Material Subsidiary thereof commences voluntarily or consents to judicial, administrative or other proceedings relating to it under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or makes or enters into any composition, concordata  or other similar arrangement with its creditors, or appoints or applies for the appointment of an administrator, receiver, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) to take possession or control of the whole or any material part of its undertaking, property, assets or revenues, or takes any judicial, administrative or other similar proceeding under any law for a readjustment or deferment of its Indebtedness or any part of it;

10.              An effective resolution is passed for, or any authorized action is taken by any court of competent jurisdiction, directing the winding-up, dissolution or liquidation of the Company, Petrobras or any Material Subsidiary thereof  (other than in any of the circumstances referred to as exceptions in paragraph (6) above);

11.              Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in any of paragraphs (6), (7), (8) or (9) of this Section 5.01;

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12.              Any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order to (i) enable the Company and Petrobras lawfully to enter into, exercise its rights and perform and comply with its obligations under the Indenture, the Notes and the Guaranty, (ii) ensure that those obligations under the Indenture, the Notes and the Guaranty are legally binding and enforceable or (iii) make the Indenture, the Notes and the Guaranty admissible in evidence in the courts of Brazil and the jurisdiction of the Company’s incorporation that is not taken, fulfilled or done within ten calendar days after notice thereof has been given to the Company or Petrobras by the Trustee or once any such authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect within ten calendar days after notice of such removal, withdrawal, modification, or failure has been given to the Company or Petrobras by the Trustee;

13.              This Indenture, the Notes, the Guaranty or any part thereof shall cease to be in full force and effect or binding and enforceable against the Company or Petrobras, it becomes unlawful for the Company or Petrobras to perform any material obligation under the Indenture, the Notes or the Guaranty, or the Company or Petrobras shall contest the enforceability of this Indenture, the Notes or the Guaranty or deny that it has liability under this Indenture, the Notes or the Guaranty; and

14.              Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in the Company.”

(b)        Amendment to Acceleration Provision Relating to Events of Default:  As it applies to the Notes, Section 5.02 of the Base Indenture is hereby amended by deleting the references to “Section 5.01(6), 5.01(7), 5.01(8) or 5.01(9)” in the first and second sentences of the first paragraph and replacing them with references to “Section 5.01(7), 5.01(8), 5.01(9), 5.01(10) or 5.01(11).”

Section 2.03.      Amendment to Article Eight Relating to Consolidation, Merger, Conveyance, Transfer or Lease.  As it applies to the Notes, Section 8.01(1) of the Base Indenture shall be amended to read in its entirety as follows:

“(1) either the Company is the continuing entity or the Person (the “Successor Company”) formed by such consolidation or into which the Company is merged or that acquired or leased such property or assets of the Company will assume (jointly and severally with the Company unless the Company shall have ceased to exist as a result of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee), all of the Company’s obligations under this Indenture;”

Section 2.04.      Amendments to Article 10 Relating to Covenants.

(a)        Maintenance of Books and Records:  As it applies to the Notes, Section 10.09 of the Original Indenture shall be amended to read in its entirety as follows:

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“Section 10.09      Maintenance of Books and Records.

The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Reporting GAAP.”

(b)        Use of Proceeds:  As it applies to the Notes, Section 10.12 of the Original Indenture shall be amended to read in its entirety as follows:

“Section 10.12      Use of Proceeds.

The Company will use the proceeds from the offer and sale of the Notes after the deduction of any commissions principally for general corporate purposes, including the financing of the purchase of oil product imports and the repayment of existing trade-related debt.”

(c)        Statement of Officers as to Default and Notices of Events of Default: As it applies to the Notes, Section 10.13 of the Original Indenture shall be amended by deleting the second sentence in its entirety and replacing it with the following:

“Within 10 calendar days (or promptly with respect to Events of Default pursuant to Sections 5.01(4), 5.01(5), 5.01(6), 5.01(7), 5.01(8), 5.01(9) and 5.01(10) hereunder and in any event no later than 10 calendar days) after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default pursuant to Section 5.01 hereunder, the Company shall provide notice to the Trustee of such occurrence, accompanied by an Officer’s Certificate of the Company setting forth the details thereof.”

(d)       Provision of Financial Statements and Reports:  As it applies to the Notes, Section 10.14 of the Original Indenture shall be amended by deleting the second paragraph in its entirety and replacing it with the following:

“The Company will provide, together with each of the financial statements delivered pursuant to this Section, an Officer’s Certificate stating (A) that a review of the Company’s activities has been made during the period covered by such financial statements with a view to determining whether the Issuer has kept, observed, performed and fulfilled its covenants and agreements under this Indenture; (B) a schedule specifying the amount of Indebtedness of the type described under clause (c) of “Permitted Lien” under Section 1.1 and the value of property securing such Indebtedness, in each case as of the last day covered by the financial statements specified above; and (C) that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Event of Default.”

(e)        Further Actions:  As it applies to the Notes, Section 10.06 and Section 10.15 of the Base Indenture shall be amended by deleting the term “Cayman Islands” and replacing it with the term “the jurisdiction of the Company’s incorporation.”

(f)        Additional Amounts:  As it applies to the Notes, Section 10.19 of the Original Indenture shall be amended by (i) deleting the word “Brazil” throughout Section 10.19 of the Original Indenture and replacing it with the expression “a Taxing Jurisdiction” (as defined in Section 1.02 of this Amended and Restated Second Supplemental Indenture) and (ii) restating the following paragraph at the end of Section 10.19:

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“The Company shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in a Taxing Jurisdiction from the execution, delivery, enforcement or registration of each Note or any other document or instrument referred to herein or therein.  The Company shall indemnify and make whole the Holders of the Notes for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Issuer as provided in this paragraph paid by such Holder of the Notes.”

(g)        Additional Covenants Applicable to the Notes:  As each applies to the Notes, each of Sections 10.20, 10.21 and 10.22 of the Original Indenture shall be amended to read in its entirety as follows:

“Section 10.20      Negative Pledge

So long as any Note remains Outstanding, the Company will not create or permit any Lien, other than a Permitted Lien, on any of the Company’s assets to secure (a) any of the Company’s Indebtedness or (b) the Indebtedness of any other Person, unless the Company contemporaneously creates or permits such Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes in accordance with this Indenture.  In addition, the Company will not allow any of the Company’s Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of its assets to secure (a) any of the Company’s Indebtedness, (b) any of its own Indebtedness or (c) the Indebtedness of any other Person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Company’s obligations under the Notes and this Indenture or the Company provides such other security for the Notes as is duly approved by a resolution of the Holders of the Notes.

Section 10.21        Transactions with Affiliates

The Company will not, and will not permit any of its Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any Affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to the Company or the Subsidiary than those which could have been obtained on an arm’s-length basis with a person that is not an Affiliate. However, this requirement will not apply to transactions (i) between Petrobras and the Company or any of the Company’s Subsidiaries or (ii) except as otherwise permitted under clause (i), between or among the Company, Petrobras and any of their respective Subsidiaries not involving any other Person so long as consummation of any transaction described in this clause (ii) will not have a Material Adverse Effect.

Section 10.22  Currency Rate Indemnity.   (a)  The Company shall (to the extent lawful) indemnify the Trustee and the Holders of the Notes and keep them indemnified against:

                        (i)         in the case of nonpayment by the Company of any amount due to the Trustee, on behalf of the Holders of the Notes, under the Indenture any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Company; and

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              (ii)     any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under the Indenture or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Company, and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)   The Company agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)  The above indemnities shall constitute separate and independent obligations of the Company from its obligations under the Indenture, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Company for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.”

Section 2.05.      Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance.  The provisions of Sections 14.01, 14.02 and 14.03 of the Base Indenture shall apply to the Notes.

Article 3
GUARANTY

Section 3.01.      Execution.  The Trustee is hereby authorized and directed to execute and deliver the Guaranty and to perform all of its duties and obligations thereunder.

Section 3.02.      Enforcement.   The Trustee shall enforce the provisions of the Guaranty against Petrobras in accordance with the terms thereof and the terms of the Indenture and Petrobras, by execution of this Amended and Restated Second Supplemental Indenture, and by so agreeing to become a party to the Indenture, agrees that each Holder of the Notes shall have direct rights under the Guaranty as if it were a party thereto.

Section 3.03.      Petrobras hereby (i) acknowledges and agrees to be bound by the provisions of Section 1.08 of the Base Indenture and (ii) confirms that (A) its obligations under the Guaranty shall be issued pursuant to the Indenture and (B) it intends for the Holders of the Notes, in addition to those rights under the Guaranty as provided therein, to be entitled to the benefits of the Indenture with respect to their rights against Petrobras under the Guaranty.

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Section 3.04.      Definition of the Term “Securities.”  For all purposes relating to the Notes, the term “Securities” in Section 1.01 of the Base Indenture shall be amended by inserting the following at the end thereof:  “All references herein to any Securities shall be deemed to include the rights of the Holder thereof under any guaranty arrangement entered into by Petrobras with the Trustee in connection with the issuance of such Securities pursuant to Section 2.05 hereof, which are an integral part of such Securities.”

Section 3.05.   Taxes; Additional Amounts.  For the avoidance of doubt, the Company’s obligations to pay any indemnity with respect to taxes, including the obligation to pay Additional Amounts pursuant to Section 10.19 of the Original Indenture, shall extend to any payments made by Petrobras pursuant to the Guaranty.

Section 3.06.   Additional Trustee Provisions.

(a)                The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(b)               In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)                Notwithstanding anything herein to the contrary neither the Trustee nor any of its the agents shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or its respective agent, as applicable, (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, fire, riot, strikes or work stoppages for any reason, embargos, government action or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Article 4
MISCELLANEOUS

Section 4.01.   Effect of the Amended and Restated Second Supplemental Indenture.  This Amended and Restated Second Supplemental Indenture supplements the Original Indenture and shall be a part, and subject to all the terms, thereof.  The Original Indenture, as supplemented and amended by this Amended and Restated Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Amended and Restated Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this Amended and Restated Second Supplemental Indenture supersede any conflicting provisions included in the Original Indenture unless not permitted by law.  The provisions of this Amended and Restated Second Supplemental Indenture are intended to apply solely to the Notes and the Holders thereof and shall not apply to any future issuance of securities by the Company (other than any Add On Notes as provided herein) and all references to provisions of the Original Indenture herein amended and restated or otherwise modified shall have effect solely with respect to the Notes contemplated in this Amended and Restated Second Supplemental Indenture.  The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Amended and Restated Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Amended and Restated Second Supplemental Indenture.

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Section 4.02.   Governing Law.  This Amended and Restated Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.03.   Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amended and Restated Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Petrobras.

Section 4.04.   Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Amended and Restated Second Supplemental Indenture.

Section 4.05.   Counterparts.   The parties may sign any number of copies of this Amended and Restated Second Supplemental Indenture.  Each signed copy shall be an original, but all of them shall represent the same agreement.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                                            PETROBRAS INTERNATIONAL FINANCE COMPANY

                                                            By:      /s/ Arthur Costa da Silva
                                                                  Name: Arthur Costa da Silva
                                                                  Title: International Capital Markets Coordinator

                                                            By:       /s/ Larry Carris Cardoso
                                                                  Name: Larry Carris Cardoso
                                                                  Title: Financial Desk Manager

                                                            PETRÓLEO BRASILEIRO S.A. - PETROBRAS

                                                            By:       /s/ Arthur Costa da Silva
                                                                  Name: Arthur Costa da Silva
                                                                  Title:  International Capital Markets Coordinator

                                                            By:      /s/ Larry Carris Cardoso
                                                                  Name: Larry Carris Cardoso
                                                                  Title:  Financial Desk Manager

                                                            WITNESSES:

                                                            1.         /s/ Maurício Piragibe C. Faria

                                                                 Name: Maurício Piragibe C. Faria

                                                            2.          /s/ Franciele R. da Cunha

                                                                 Name: Franciele R. da Cunha

                                                            THE BANK OF NEW YORK MELLON, as Trustee

                                                            By:      /s/ Catherine F. Donahue
                                                                  Name: Catherine F. Donahue
                                                                  Title: Vice President

                                                            WITNESSES:

                                                            1.         /s/ Jaime Nielsen

                                                                 Name: Jaime Nielsen

                                                            2.         /s/ Michelle Drinkard

                                                                 Name: Michelle Drinkard

STATE OF NEW YORK                   )

                                                           )           ss:

COUNTY OF NEW YORK              )

On this 8th day of April 2013 before me, a notary public within and for said county, personally appeared Catherine F. Donahue, to me personally known who being duly sworn, did say that she is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

On this 8th day of April 2013, before me personally came Jaime Nielsen and Michelle Drinkard to me personally known, who being by me sworn, did depose and say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

            /s/ Danny Lee

Notary Public

Exhibit A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PETROBRAS INTERNATIONAL FINANCE COMPANY

  % GLOBAL NOTES DUE

No.
CUSIP No.:

ISIN No.:

Common Code:

Principal Amount:  U.S.$
Initial Issuance Date:

This Note is one of a duly authorized issue of notes of PETROBRAS INTERNATIONAL FINANCE COMPANY, an exempted company with limited liability organized under the laws of the Cayman Islands (the “Issuer”), designated as its      % Global Notes Due        (the “Notes”), issued in an initial aggregate principal amount of U.S.$         under the                                (the “                       ”), effective as of               , by and among the Issuer, The Bank of New York Mellon, a New York banking corporation, as successor to JPMorgan Chase Bank, N.A, as Trustee (the “Trustee”), and Petróleo Brasileiro S.A. - PETROBRAS, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (“Petrobras”), to the Indenture, dated as of July 19, 2002 (the “Original Indenture”, and as supplemented by the                                       and any further supplements thereto with respect to the Notes, the “Indenture”), by and among the Issuer and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company (“DTC”) and the Holder of record of this Note, the principal amount specified above in U.S. dollars on                  (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, from the Closing Date,                     on             and             of each year (or if such date is not a Business Day, the next succeeding Business Day following such day), commencing                       (each such date, an “Interest Payment Date”), at a rate equal to           % per annum.  Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Regular Record Date for such interest payment.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Security Register of the Trustee.  In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Notes shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S. $2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS INTERNATIONAL FINANCE COMPANY

By__________________________
            Name:
            Title:

WITNESSES:

1.         ______________________
            Name:

2.         ______________________
            Name:

STATE OF NEW YORK       )
                                               )           ss:
COUNTY OF NEW YORK  )

On this         day of                      , before me personally came __________, to me known, who, being by me duly sworn, did depose and say that he is the _______________ of Petrobras International Finance Company, a corporation described in and which executed the foregoing instrument and acknowledges that said instrument to be the free act and deed of said entity.

On this        day of                     , before me personally came _____________ and ______________ to me personally known, who being by me sworn, did depose and say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

______________________
Notary Public
COMMISSION EXPIRES

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:

The Bank of New York Mellon
As Trustee

By:  ____________________
        Name:
        Title:

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of assignee)

(Please print or type name and address, including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Note Registrar with full power of substitution in the premises.

Date:                                       Your Signature:

(Sign exactly as your name

appears on the face of this Note)

Exhibit B

FORM OF GUARANTY

GUARANTY (this “Guaranty”), dated as of                         , between PETRÓLEO BRASILEIRO S.A.—PETROBRAS (the “Guarantor”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee for the holders of the Notes (as defined below) issued pursuant to the Indenture (as defined below) (the “Trustee”).

WITNESSETH:

WHEREAS, Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned Subsidiary of the Guarantor (the “Issuer”), has entered into an Indenture dated as of July 19, 2002 (the “Original Indenture”) with the Trustee (as successor to JPMorgan Chase Bank, a New York banking corporation), as supplemented by the                         .  The Original Indenture, as supplemented by the                        and as amended or supplemented from time to time with respect to the Notes, is hereinafter referred to as the “Indenture”;

WHEREAS, the Issuer has duly authorized the issuance of its notes in such principal amount or amounts as may from time to time be authorized in accordance with the Indenture and has, as of                          , issued an additional U.S.$                   aggregate principal amount of its           % Global Notes due          (the “Reopening Notes”) under the Original Indenture as supplemented by the                          (the “                           ”).  The Reopening Notes are consolidated, form a single series and are fully fungible with the Company’s outstanding            % Global Notes due           originally issued on                          under the Original Indenture as supplemented by the                      , dated as of                         , by and among the Issuer, the Guarantor and the Trustee (the “                           ”), in the aggregate principal amount of U.S.$                    (the “Original Notes” and, together with the Reopening Notes, the “Notes”);

NOW, THEREFORE, the Guarantor and the Trustee hereby agree as follows:

SECTION 1.       Definitions.

(a) All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented. All such definitions shall be read in a manner consistent with the terms of this Guaranty.

(b) As used herein, the following capitalized terms shall have the following meanings:

“Affiliate,” with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to vote 25% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Authorized Representative” of the Guarantor or any other Person means the person or persons authorized to act on behalf of such entity by its chief executive officer, president, chief operating officer, chief financial officer or any vice president or its Board of Directors or any other governing body of such entity.

“Base Prospectus” has the meaning set forth in the definition of Registration Statement herein.

“                           ” means                          .

“Board of Directors”, when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

“Denomination Currency” has the meaning specified in Section 15(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Offering Document” has the meaning specified in Section 7(d).

“Guaranteed Obligations” has the meaning specified in Section 2.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any Guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

“Judgment Currency” has the meaning specified in Section 15(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise) or, results of operation, of the Guarantor together with its consolidated Subsidiaries, taken as a whole, (b) the validity or enforceability of this Guaranty or any other Transaction Document or (c) the ability of the Guarantor to perform its obligations under this Guaranty or any other Transaction Document, or (d) the material rights or benefits available to the Noteholders or the Trustee, as representative of the Noteholders under the Indenture, this Guaranty or any of the other Transaction Documents.

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“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than         % of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP (or if Petrobras does not prepare financial statements in Reporting GAAP, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).

“Officer’s Certificate” means a certificate of an Authorized Representative of the Guarantor.

“Opinion of Counsel” means a written opinion of counsel from any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Guarantor, whether or not such counsel is an employee of the Guarantor.

“Permitted Lien” means a:

(i)  Lien granted in respect of Indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region thereof;

(ii)  Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Guarantor’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(iii)  Lien arising from the Guarantor’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Guarantor’s past practice;

(iv)  Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(v)  Lien granted upon or with respect to any assets hereafter acquired by the Guarantor or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets;

(vi)  Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Guarantor or another Wholly-Owned Subsidiary;

(vii)  Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Guarantor or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

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(viii)  Lien over any Qualifying Asset relating to a project financed by, and securing Indebtedness incurred in connection with, the Project Financing of such project by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ix)  Lien existing as of the date of the Indenture;

(x)  Lien resulting from the Transaction Documents;

(xi)  Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Issuer, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

(xii)  Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by a Lien referred to in paragraphs (i) through (xi) above (but not paragraph (iv)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (i), (ii), (iii) and (vii), the obligees meet the requirements of such paragraphs and in the case of paragraph (viii), the Indebtedness is incurred in connection with a Project Financing by the Guarantor, any of the Guarantor’s Subsidiaries or any consortium or other venture in which the Guarantor or any Subsidiary have any ownership or other similar interests; and

(xiii)  Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Guarantor’s Permitted Liens pursuant to clauses (i) through (xii) of this definition, does not exceed         % of the Guarantor’s consolidated total assets (as determined in accordance with Reporting GAAP) at any date as at which the Guarantor’s balance sheet is prepared and published in accordance with applicable Law.

“Person” means any individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Preliminary Offering Document” has the meaning specified in Section 7(c).

“Preliminary Prospectus Supplement” has the meaning specified in Section 7(c).

“Process Agent” has the meaning specified in Section 16(c).

“Project Financing” of any project means the incurrence of Indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more Qualifying Assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness.

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“Qualifying Asset” in relation to any Project Financing means:

(i)         any concession, authorization or other legal right granted by any Governmental Authority to the Guarantor or any of the Guarantor’s Subsidiaries, or any consortium or other venture in which the Guarantor or any Subsidiary has any ownership or other similar interest;

(ii)        any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

(iii)       any revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the Project Financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

(iv)       any oil, gas, petrochemical or other hydrocarbon‑based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the Project Financing required, as a condition therefor, recourse as security in addition to that produced or processed by such project; and

(v)        shares or other ownership interest in, and any subordinated debt rights owing to the Guarantor by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

 “Registration Statement” means the registration statement on Form F-3 under the Securities Act, initially dated July 5, 2002 and as amended on July 19, 2002 and further amended on August 14, 2002, filed with the SEC (File No. 333-92044) covering the registration of the Notes under the Securities Act and including the related base prospectus in the form dated August 14, 2002 (the “Base Prospectus”) at the time such registration statement was declared effective by the SEC, as amended to the date hereof (including any post-effective amendment that includes a prospectus or prospectus supplement), together with any documents incorporated by reference therein.

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“Reopening Offering Document” has the meaning specified in Section 7(e).

“Reopening Prospectus Supplement” has the meaning specified in Section 7(e).

“Reopening Transaction Documents” means, collectively, the                 Indenture, the Notes and the Amended and Restated Standby Purchase Agreement.

“Reporting GAAP” means (i) generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the principles, methods, procedures and practices in effect from time to time or (ii) International Financial Reporting Standards (IFRS) as adopted by the International Accounting Standards Board (IASB) as from the date the Guarantor adopts IFRS as its primary reporting or accounting standard in its reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Second Underwriting Agreement” has the meaning specified in Section 7(a).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Successor Company” has the meaning specified in Section 8(m)(A).

“Termination Date” has the meaning specified in Section 6.

“TIA” means the United States Trust Indenture Act of 1939, as amended.

“Transaction Documents” means, collectively, the Indenture, the Notes and this Guaranty.

“Underwriters” means                               , acting as such under the Underwriting Agreement.

“Underwriting Agreement” has the meaning specified in Section 7(a).

“U.S. GAAP” means generally accepted accounting principles in effect in the United States applied on a basis consistent with the principles, methods, procedures and practices set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

(c) Construction. The parties agree that items (1) through (5) of Section 1.01 of the Indenture shall apply to this Guaranty, except as otherwise expressly provided or unless the context otherwise requires.

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SECTION 2.       Guaranty.

 (a)       The Guarantor hereby unconditionally and irrevocably guarantees the full and punctual payment when due, as a guaranty of payment and not of collection, whether at the Stated Maturity, or earlier or later by acceleration or otherwise, of all obligations of the Issuer now or hereafter existing under the Indenture and the Notes, whether for principal, interest, make-whole premium, fees, indemnities, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and the Guarantor agrees to pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Guaranty with respect to such Guaranteed Obligations.  Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer to the Trustee or any Noteholder under the Indenture and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving the Issuer.

(b)        In the event that the Issuer does not make payments to the Trustee of all or any portion of the Guaranteed Obligations, upon receipt of notice of such non-payment by the Trustee, the Guarantor will make immediate payment to the Trustee of any such amount or portion of the Guaranteed Obligations owing or payable under the Indenture and the Notes.  Such notice shall specify the amount or amounts under the Indenture and the Notes that were not paid on the date that such amounts were required to be paid under the terms of the Indenture and the Notes.

(c)        The obligation of the Guarantor under this Guaranty shall be absolute and unconditional upon receipt by it of the notice contemplated herein absent manifest error.  The Guarantor shall not be relieved of its obligations hereunder unless and until the Trustee shall have indefeasibly received all amounts required to be paid by the Guarantor hereunder (and any Event of Default under the Indenture has been cured, it being understood that the Guarantor’s obligations hereunder shall terminate following payment by the Issuer and/or the Guarantor of the entire principal, all accrued interest and all other amounts due and owing in respect of the Notes and the Indenture.  All amounts payable by the Guarantor hereunder shall be payable in U.S. dollars and in immediately available funds to the Trustee.

All payments actually received by the Trustee pursuant to this Section 2 after 1:00 p.m. (New York time) on any Business Day will be deemed, for purposes of this Guaranty, to have been received by the Trustee on the next succeeding Business Day.

SECTION 3.       Guaranty Absolute.

(a) The Guarantor’s obligations under this Guaranty are absolute and unconditional regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder under its Notes or the Indenture.  The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Issuer, the Issuer’s Subsidiaries or the Guarantor’s Subsidiaries under or in respect of the Indenture and the Notes or any other document or agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Issuer or whether the Issuer is joined in any such action or actions.  The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

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(i)                 any lack of validity or enforceability of any of the Transaction Documents;

(ii)               any provision of applicable Law or regulation purporting to prohibit the payment by the Issuer of any amount payable by it under the Indenture and the Notes;

(iii)             any provision of applicable Law or regulation purporting to prohibit the payment by the Guarantor of any amount payable by it under this Guaranty;

(iv)             any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other person or entity under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the obligations of the Issuer under the Indenture and the Notes as a result of further issuances, any rescheduling of the Issuer’s obligations under the Notes of the Indenture or otherwise;

(v)               any taking, release or amendment or waiver of, or consent to departure from, any other guaranty or agreement similar in function to this Guaranty, for all or any of the obligations of the Issuer under the Indenture or the Notes;

(vi)             any manner of sale or other disposition of any assets of any Noteholder;

(vii)           any change, restructuring or termination of the corporate structure or existence of the Issuer or the Guarantor or any Subsidiary thereof or any change in the name, purposes, business, capital stock (including ownership thereof) or constitutive documents of the Issuer or the Guarantor;

(viii)         any failure of the Trustee to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any of its Subsidiaries (the Guarantor hereby waiving any duty on the part of the Trustee or any Noteholders to disclose such information);

(ix)    the failure of any other person or entity to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Indenture;

(x)          any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any Noteholder that might otherwise constitute a defense available to, or a discharge of, the Issuer or the Guarantor or any other party; or

(xi)        any claim of set-off or other right which the Guarantor may have at any time against the Issuer or the Trustee, whether in connection with this transaction or with any unrelated transaction.

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 (b)       This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Noteholder or any other person or entity upon the insolvency, bankruptcy or reorganization of the Issuer or the Guarantor or otherwise, all as though such payment had not been made.

SECTION 4.       Independent Obligation.

                        The obligations of the Guarantor hereunder are independent of the Issuer’s obligations under the Notes and the Indenture.  The Trustee, on behalf of the Noteholders, may neglect or forbear to enforce payment under the Indenture and the Notes, without in any way affecting or impairing the liability of the Guarantor hereunder.  The Trustee shall not be obligated to exhaust recourse or remedies against the Issuer to recover payments required to be made under the Indenture nor take any other action against the Issuer before being entitled to payment from the Guarantor of all amounts contemplated in Section 2 hereof owed hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Trustee in favor of the Issuer or in favor of the Guarantor.  Without limiting the generality of the foregoing, the Trustee shall have the right to bring a suit directly against the Guarantor, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Issuer.

SECTION 5.       Waivers and Acknowledgments.

 (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Trustee, on behalf of the Noteholders, protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person.

(b)        The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to the Guaranteed Obligations, whether the same are existing now or in the future.

(c)        The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Noteholder or the Trustee on behalf of the Noteholders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against the Issuer or any other person or entity and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of the Guarantor hereunder.

(d)       The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Trustee or any Noteholder to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer now or hereafter known by the Trustee or any Noteholder, as applicable.

(e)        The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 5 are knowingly made in contemplation of such benefits.

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(f)        The recitals contained in this Guaranty shall be taken as the statements of the Issuer and the Guarantor, as applicable, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Guaranty, of any offering materials, the Indenture or of the Notes.

(g)        The Guarantor unconditionally and irrevocably waives, to the fullest extent permitted under Brazilian law, any benefit it may be entitled to under Articles 827, 834, 835, 838 and 839 of the Brazilian Civil Code, and under Article 595, caput, of the Brazilian Civil Procedure Code.

SECTION 6.       Claims Against the Issuer.

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Issuer or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, or to participate in any claim or remedy of the Trustee, on behalf of the Noteholders, against the Issuer or any other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash.  If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the date on which all of the obligations of the Issuer under the Indenture and the Notes have been discharged in full (the later of such dates being the “Termination Date”), such amount shall be paid over to and received and held by the Trustee in trust for the benefit of the Noteholders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Indenture.  If (i) the Guarantor shall make payment to any Noteholder or the Trustee, on behalf of the Noteholders, of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, then the Trustee, on behalf of the Noteholders, will, at the Guarantor’s written request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

SECTION 7.      Representations and Warranties.  The Guarantor made the following representations and warranties to the Trustee on behalf of the Noteholders as of the date of the Amended and Restated Standby Purchase Agreement, all of which shall survive the execution and delivery of this Guaranty:

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(a)        The Issuer and the Standby Purchaser (collectively, the “Companies”) and the transactions contemplated in (i) the Underwriting Agreement dated as of                                among the Standby Purchaser, the Issuer and the Underwriters (the “Underwriting Agreement”) in connection with the offer and sale of the Original Notes and (ii) the Underwriting Agreement dated as of                                , among the Standby Purchaser, the Issuer and                                in connection with the offer and sale of the Reopening Notes (the “Second Underwriting Agreement” and together with the Underwriting Agreement, the “Underwriting Agreements”), meet the requirements set forth in Form F-3 under the Securities Act for use of the Registration Statement in connection with the offering of the Notes that are the subject of the Amended and Restated Standby Purchase Agreement.

(b)        The Standby Purchaser and the Issuer have filed the Registration Statement with the SEC, the Registration Statement has been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement (including the Base Prospectus) is in effect and no proceedings for such purposes are pending or, to the best of the Companies’ knowledge, threatened by the SEC.

(c)        The Standby Purchaser and the Issuer have filed with the SEC pursuant to Rule 424(b) under the Securities Act a proposed form of supplement to the Base Prospectus with respect to the Original Notes (the “Preliminary Prospectus Supplement”) within the time frame required thereunder.  The Base Prospectus as supplemented by the Preliminary Prospectus Supplement, together with any documents incorporated by reference therein, is herein referred to as the “Preliminary Offering Document”.

(d)       The Standby Purchaser and the Issuer have filed with the SEC pursuant to Rule 424(b) under the Securities Act a final form of supplement to the Base Prospectus (the “Final Prospectus Supplement”) dated                               , relating to the Original Notes and the distribution thereof.  The Base Prospectus as supplemented by the Final Prospectus Supplement in the form in which it shall be filed with the SEC pursuant to Rule 424(b), together with any documents incorporated by reference therein, is herein referred to as the “Final Offering Document”.

(e)        The Standby Purchaser and the Issuer have filed with the SEC pursuant to Rule 424(b) under the Securities Act a final form of supplement to the Base Prospectus (the “Reopening Prospectus Supplement”) dated                                , relating to the Reopening Notes and the distribution thereof.  The Base Prospectus as supplemented by the Reopening Prospectus Supplement in the form in which it shall be filed with the SEC pursuant to Rule 424(b), together with any documents incorporated by reference therein, is herein referred to as the “Reopening Offering Document.”

 (f)       Each of the Companies has filed all the documents required to be filed by it with the SEC pursuant to the Exchange Act, including but not limited to the annual reports on Form 20-F for the year ended December 31,       and Forms 6-K in connection with their respective financial statements for the                                .  Each document filed or to be filed by the Companies under the Exchange Act complied and will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC and the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

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(g)        The Original Indenture, the                 Supplemental Indenture and the Amended and Restated Standby Purchase Agreement have been qualified under the TIA, and all filings and other actions required under the TIA to permit the use of the                 Supplemental Indenture , the issuance of the Notes thereunder and the execution by the Standby Purchaser and the Trustee of the Amended and Restated Standby Purchase Agreement have been made and taken prior to the date of the Amended and Restated Standby Purchase Agreement.

(h)        Prior to the termination of the offering of the Notes, neither the Standby Purchaser nor the Issuer has filed any amendment to the Registration Statement or supplement to the Final Offering Document or to the Reopening Offering Document which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing.

(i)         Each of the Registration Statement, as amended, as of the time it became effective under the Securities Act, and the Final Offering Document as amended or supplemented as of the date thereof and as of the Original Closing Date, contained all disclosures required under applicable laws, including the Securities Act and the rules and regulations thereunder.  The Reopening Offering Document as amended or supplemented as of the date of the Amended and Restated Standby Purchase Agreement contains all disclosures required under applicable laws, including the Securities Act and the rules and regulations thereunder.  Neither (i) the Registration Statement, as amended, as of the time it became effective under the Securities Act nor (ii) the Final Offering Document as amended or supplemented as of the Original Closing Date, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Reopening Offering Document as amended and supplemented as of the date of the Amended and Restated Standby Purchase Agreement does not contain nor will it contain any untrue statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Standby Purchaser does not make any representation or warranty as to the information contained in or omitted from the Registration Statement, the Final Offering Document or the Reopening Offering Document in reliance upon and in conformity with information furnished in writing to the Standby Purchaser and the Issuer by the Underwriters, specifically for inclusion therein, which shall consist solely of the first and sixth paragraphs under the captions “Plan of Distribution” in the Final Prospectus Supplement and the first and sixth paragraphs under the captions “Plan of Distribution” in the Reopening Prospectus Supplement.

(j)         Neither the Issuer nor the Standby Purchaser is an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder. After giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Final Offering Document and the Reopening Offering Document neither the Issuer nor the Standby Purchaser will be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

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(k)        Neither the Standby Purchaser, nor any of its Affiliates, nor any person acting on their behalf (other than the Underwriters as to which the Standby Purchaser makes no representation or warranty), has paid or agreed to pay to any person any compensation for soliciting another to purchase (i) the Notes or (ii) any other securities of the Standby Purchaser or the Issuer within the last 90 days, except in the case of either (i) or (ii) as contemplated by the Underwriting Agreements.

(l)         Neither the Standby Purchaser, nor any of its Affiliates, nor any person acting on their behalf (other than the Underwriters as to which the Standby Purchaser makes no representation or warranty), has, directly or indirectly, taken any action designed to cause or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Standby Purchaser or the Issuer to facilitate the initial sale or resale of the Notes under the Exchange Act, or otherwise.

(m)       The Standby Purchaser has been duly organized and is validly existing as a sociedade de economia mista (mixed-capital company) in good standing (to the extent that good standing is applicable under applicable Law) under the Laws of Brazil.  Each of the Standby Purchaser’s Significant Subsidiaries (as defined in Rule 12b-2 under the Exchange Act) has been duly incorporated and is validly existing as a corporation in good standing (to the extent relevant) under the Laws of the jurisdiction in which it is chartered or organized.  Each of the Standby Purchaser and its Significant Subsidiaries is licensed (if and to the extent necessary) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Final Offering Document and the Reopening Offering Document, and to enter into and perform its obligations under the Amended and Restated Standby Purchase Agreement and the other Reopening Transaction Documents to which it is a party, and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction which requires such qualification, except, in the case of its Significant Subsidiaries other than the Issuer, where the failure to be so qualified will not have a Material Adverse Effect.  The Standby Purchaser owns, directly or indirectly, all of the outstanding equity interests of the Issuer and its other Significant Subsidiaries.

 (n)       All the outstanding shares of capital stock, if any, of each Subsidiary of the Standby Purchaser have been duly and validly authorized and issued and are fully paid and non-assessable except, in the case of the Subsidiaries (other than the Issuer), as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the Subsidiaries are owned by the Companies, as the case may be, either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

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(o)        The Standby Purchaser’s capitalization as of the Original Closing Date is as set forth in the Final Offering Document.  The Standby Purchaser’s capitalization as of the Closing Date is as set forth in the Re-Opening Offering Document.

(p)        There have been no material changes with respect to the matters disclosed in “Item 11. Qualitative and Quantitative Disclosure About Market Risk” in the Form 20-F of the Standby Purchaser for the year ended December 31, 2002, except as otherwise specified in the Final Offering Document and the Reopening Offering Document.

(q)        The Amended and Restated Standby Purchase Agreement has been duly authorized, executed and delivered by the Standby Purchaser; each of the Amended and Restated Standby Purchase Agreement, the             Supplemental Indenture and each other document executed and delivered in connection therewith to which the Standby Purchaser is party has been duly authorized and, assuming due authorization, execution and delivery thereof by each other party to those Reopening Transaction Documents (other than the Standby Purchaser), when executed and delivered by the Standby Purchaser, will constitute a legal, valid and binding agreement of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the descriptions of the Reopening Transaction Documents in the Final Offering Document and the Reopening Offering Document fairly summarize the rights and obligations of the parties thereto.

(r)        The Notes have been duly authorized, and, when issued under the           Supplemental Indenture, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreements, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and will be entitled to the benefits provided by the                Supplemental Indenture as described in the Registration Statement, the Final Offering Document and the Reopening Offering Document.

 (s)       The Notes will constitute the general unsecured and unsubordinated obligations of the Issuer and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of the Issuer that are not, by their terms, expressly subordinated in right of payment to the Notes, except for statutory liens and preferences.  The obligations of the Standby Purchaser under the Amended and Restated Standby Purchase Agreement will constitute the general unsecured and unsubordinated obligations of the Standby Purchaser and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of the Standby Purchaser that are not, by their terms, expressly subordinated in right of payment to the rights of the Trustee, except for statutory liens and preferences.

(t)        No consent, approval, authorization, filing with or order of any Governmental Authority is required for (i) the valid authorization, issuance, sale and delivery of the Notes or (ii) the execution, delivery or performance by the Issuer and the Standby Purchaser of any of their respective obligations under any of the Reopening Transaction Documents in the manner contemplated in the Registration Statement, the Final Offering Document and the Reopening Offering Document including, without limitation, making any of the applicable payments required to be made after the date of the Amended and Restated Standby Purchase Agreement under or in respect of any of the Reopening Transaction Documents, except for (i) the filing of the Final Prospectus Supplement and the Reopening Prospectus Supplement, in each case, pursuant to Rule 424(b) under the Securities Act, which has been effected prior to the date of the Amended and Restated Standby Purchase Agreement, (ii) such consents as may be required under state or foreign securities or blue sky laws and (iii) such filings or consents as may be required by the by-laws and rules of the National Association of Securities Dealers, Inc. or NASD Regulation, Inc. in connection with the use of the Base Prospectus for issuances of securities by the Standby Purchaser and the Issuer and the purchase and distribution of the Notes by the Underwriters and the confirmation by the National Association of Securities Dealers, Inc. that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, each of which has, to the best of the Companies’ knowledge been obtained and is in full force and effect.

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(u)        Neither of the Issuer nor the Standby Purchaser is currently in violation of its charter, by-laws or comparable organizational documents; neither the issuance and sale of the Notes, the execution and delivery of any of the Reopening Transaction Documents nor the consummation of any of the transactions described or contemplated therein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of their Material Subsidiaries pursuant to, (i) the charter, by-laws or comparable organizational documents of either of the Issuer or the Standby Purchaser or any of their Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or the Standby Purchaser or any of their Subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or the Standby Purchaser or any of their Subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.

(v)        The consolidated historical financial statements of the Issuer and the Standby Purchaser and their consolidated Subsidiaries included in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, together with the related notes, have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer and the Standby Purchaser as of the dates and for the periods indicated; the summary financial information set forth under the captions “Summary Financial Information for PIFCo,” and “Summary Financial Information for Petrobras” in the Preliminary Offering Document, the Reopening Offering Document and the Final Offering Document fairly present, on the basis stated in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document , the information included therein. Except as disclosed in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, there has been no material adverse change in the operations, business, property or assets of or in the financial condition of either of the Issuer or the Standby Purchaser and their consolidated Subsidiaries, taken as a whole, since December 31,         .  The segment data and other financial and statistical information incorporated by reference in the Registration Statement, the Final Offering Document and the Reopening Offering Document present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement, the Final Offering Document and the Reopening Offering Document, and the books and records of the respective entities presented therein.

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(w)       There are no pro forma or consolidated financial statements or other financial statements or data which are required to be included or incorporated by reference in the Registration Statement, the Final Offering Document or the Reopening Offering Document in accordance with Regulation S-X under the Securities Act which have not been included as so required.

(x)        The statistical, industry-related and market-related data included in the Preliminary Offering Document and the Final Offering Document or the Reopening Offering Document are based on or derived from sources which the Standby Purchaser and the Issuer reasonably and in good faith believe are reliable and accurate, and such data agree with the sources from which they are derived.

(y)        Except as set forth or contemplated in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, neither of the Issuer or the Standby Purchaser has entered into any transaction or agreement (whether or not in the ordinary course of business) material to either of the Issuer or the Standby Purchaser individually or the Issuer and the Standby Purchaser taken as a whole with their consolidated Subsidiaries.

(z)        No action, suit or proceeding by or before any Governmental Authority involving the Issuer or the Standby Purchaser or any of their Subsidiaries or their property or assets is pending or, to the best knowledge of the Standby Purchaser, threatened, involving or in any way relating to (i) the Amended and Restated Standby Purchase Agreement, any of the other Reopening Transaction Documents or the transactions contemplated therein or (ii) any other matter that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document.  Neither the Issuer, the Standby Purchaser nor any of their Subsidiaries is in violation of or in default with respect to any applicable statute (including, without limitation, any applicable provision of the Sarbanes-Oxley Act, including any rules and regulations thereunder or related thereto), rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over such Person which is reasonably likely to have a Material Adverse Effect.

(aa)      Each of the Issuer and the Standby Purchaser and each of their respective Subsidiaries has good and marketable title to all of their properties and assets and owns or leases all such properties and assets as are both described in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, and necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect.  All leases and subleases material to the business of each of the Companies under which either of the Issuer and the Standby Purchaser holds properties, as described in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document are in full force and effect; and neither the Standby Purchaser nor the Issuer has had any notice that any material claim of any sort has been asserted by anyone adverse to the Standby Purchaser’s or the Issuer’s rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

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(bb)      Each of PricewaterhouseCoopers Auditores Independentes (“PWC”) and Ernst & Young Auditores Independentes (“E&Y”) (who have certified the financial statements of the Issuer and the Standby Purchaser and supporting schedules and information of Standby Purchaser and the Issuer and their consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and other financial information included, in the case of PWC, in the Preliminary Offering Document and the Final Offering Document and, in the case of both PWC and E&Y, in the Reopening Offering Document relating to the Issuer and the Standby Purchaser and their consolidated Subsidiaries) and Pistrelli, Henry Martin y Associados S.R.L., a member firm of Ernst & Young (who have delivered their report with respect to financial information included in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document relating to Petrobas Energia Participaciones S.A.- PEPSA (formerly known as Perez Companc S.A.) and its consolidated Subsidiaries) are independent public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and the applicable requirements of Regulation S-X under the Securities Act and the Exchange Act and, in the case of E&Y, are certified public accountants with respect to the Standby Purchaser and the Issuer under the standards established by the local authorities in the Cayman Islands and Brazil, and, in the case of Pistrelli, Henry Martin y Associados S.R.I., are certified public accountants with respect to Petrobas Energia Participaciones S.A.-PEPSA (formerly known as Perez Companc S.A.) under the standards established by the local authorities in the Republic of Argentina.

(cc)      Each of the Issuer and the Standby Purchaser and their respective Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Issuer and the Standby Purchaser are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by, any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and, to the knowledge of such person, no material claims are being asserted with respect to any such taxes, assessments, fees or other charges.

(dd)     The Issuer and the Standby Purchaser and each of their respective Subsidiaries are insured by insurers that the Issuer and the Standby Purchaser reasonably believe to be financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses and in the geographical regions in which they are engaged except when the failure to do so would not have a Material Adverse Effect; and neither of the Issuer or the Standby Purchaser nor any Subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(ee)      No Subsidiary of the Issuer or the Standby Purchaser is currently prohibited, directly or indirectly, from paying any dividends to either of the Issuer or the Standby Purchaser, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Issuer or the Standby Purchaser any loans or advances to such Subsidiary from the Issuer or the Standby Purchaser or from transferring any of such Subsidiary’s property or assets to the Issuer or the Standby Purchaser or any other Subsidiary of the Issuer or the Standby Purchaser.

(ff)       The Issuer and the Standby Purchaser and their Subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Issuer and the Standby Purchaser nor any of their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

 (gg)     To ensure the legality, validity, enforceability or admissibility into evidence of any of the Reopening Transaction Documents, it is not necessary that any such other document be filed or recorded with any court or other authority in Brazil or the Cayman Islands (other than such authorizations or filings that have already been obtained or made, as applicable), or that any stamp or similar tax be paid in either Brazil or the Cayman Islands on or in respect of any such document, except as provided in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document.  It is not necessary under the laws of Brazil or the Cayman Islands that any of the holders of the Notes, be licensed, qualified or entitled to carry on business in either Brazil or the Cayman Islands by reason of the execution, delivery, performance or enforcement of any of the Reopening Transaction Documents.

(hh)      The Issuer and the Standby Purchaser and each of their respective Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)        The Issuer and the Standby Purchaser and their respective Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) except as described in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii) and (iii) above where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in the Preliminary Offering Document, the Final Offering Document and the Reopening Offering Document, neither of the Issuer and the Standby Purchaser nor any of their Subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Issuer or any such Subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law.

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(jj)        In the ordinary course of its business, the Issuer and the Standby Purchaser periodically review the effect of Environmental Laws on the business, operations and properties of the Issuer and the Standby Purchaser and their Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Issuer and the Standby Purchaser have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(kk)     The information set forth in the Preliminary Offering Document, the Final Offering Document, and the Reopening Offering Document relating to oil and gas reserves, oil and gas wells and any other oil and gas related information required to be disclosed in such Preliminary Offering Document,  the Final Offering Document and the Reopening Offering Document, has been prepared by the Issuer and the Standby Purchaser in all material respects on the basis disclosed in the Preliminary Offering Document,  the Final Offering Document and the Reopening Offering Document, and conforms in all material respects to the requirements of the Securities Act and the Exchange Act, as the case may be.

(ll)        The indemnification and contribution provisions set forth in Section 14 of the Amended and Restated Standby Purchase Agreement do not contravene Brazilian or Cayman Islands law or public policy.

(mm)    The Issuer and the Standby Purchaser are subject to civil and commercial law in respect of their obligations under the Amended and Restated Standby Purchase Agreement and the Issuer and the Standby Purchaser are not, nor are any of their properties, assets or revenues subject to any right of immunity under Cayman Islands, Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Brazilian, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection therewith; and, to the extent that the Issuer and the Standby Purchaser or any of their properties, assets or revenues may have or may thereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated thereby, may at any time be commenced, the Companies have waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided therein.

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 (nn)     The submission of the Issuer and the Standby Purchaser to the non-exclusive jurisdiction of the courts of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York (each, a “New York court”) in Section 18 of the Amended and Restated Standby Purchase Agreement, in the case of the Standby Purchaser, and, as applicable, under each of the Reopening Transaction Documents is legal, valid and binding under the laws of Brazil and the Cayman Islands; the appointment of the Standby Purchaser’s New York Branch located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent for the purpose described in Section 18 of the Amended and Restated Standby Purchase Agreement and under each of the other Reopening Transaction Documents is legal, valid and binding under the laws of Brazil and the Cayman Islands; and the choice of law provision set forth in Section 18 of the Amended and Restated Standby Purchase Agreement and in each Reopening Transaction Document is legal, valid and binding under the laws of Brazil and the Cayman Islands.  Any final judgment of a New York court in respect of any amount payable by the Issuer and the Standby Purchaser under any Reopening Transaction Document and which conforms with Brazilian or Cayman Island, as applicable, law, rule, regulation or public policy and with the provisions for enforcement of foreign judgments set forth in the Final Memorandum be enforceable in the courts of Brazil and the Cayman Islands without reexamination of the merits.

(oo)      Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Issuer and the Standby Purchaser based upon the Amended and Restated Standby Purchase Agreement would be declared enforceable against the Issuer and the Standby Purchaser by the courts of the Cayman Islands or Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Final Offering Document and the Reopening Offering Document.

(pp)      No part of the proceeds of the sale of the Notes will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)      Both presently and immediately after giving effect to the transactions contemplated by the Amended and Restated Standby Purchase Agreement, in the Final Offering Document and in the Reopening Offering Document, each of the Issuer and the Standby Purchaser (i) is and will be able to pay its debts as they become due and (ii) is not insolvent as defined under applicable Brazilian bankruptcy, insolvency or similar law or Cayman Islands bankruptcy, insolvency or similar law.

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 (rr)      None of the Noteholders, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil or the Cayman Islands solely by the execution, delivery, performance or enforcement of any of the Reopening Transaction Documents or by virtue of the ownership or transfer of a Note or Exchange Note or the receipt of payment thereon assuming that none of such persons is a resident of Brazil or the Cayman Islands or has a permanent establishment or a fixed base in Brazil or the Cayman Islands.

(ss)       No Default or Event of Default (as defined in the             Supplemental Indenture) has occurred and is continuing.

(tt)       There are no Cayman Islands taxes on or by virtue of the execution or delivery of the Amended and Restated Standby Purchase Agreement, the            Supplemental Indenture, the Notes or any of the other Reopening Transaction Documents or any other document to be furnished thereunder.  Payments to be made by the Issuer and the Standby Purchaser or any other party to any of the Reopening Transaction Documents pursuant to the Reopening Transaction Documents will not be subject to Cayman Islands taxes.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of any of the Reopening Transaction Documents or the consummation of any of the other transactions described therein or the issuance and sale by the Issuer of the Notes.

(uu)      There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of the Amended and Restated Standby Purchase Agreement or any of the other Reopening Transaction Documents or (ii) on any payment to be made by the Standby Purchaser to the Trustee (to the extent that such payments are for the benefit of non-residents of Brazil) or the holders (that are non-residents of Brazil) of the Notes pursuant to the Amended and Restated Standby Purchase Agreement, except with respect to any payment of interest, fees or other income made to a party thereto outside of Brazil from funds of the Standby Purchaser in Brazil each of which currently would be subject to a withholding tax which, as of the date thereof, is levied at the rate of 15%, 25% if the beneficiary is domiciled in a tax haven jurisdiction or such other lower rate, as it may be contemplated in a bilateral treaty aimed at avoiding double taxation between Brazil and such other country where the recipient of the payment has its domicile.  The Standby Purchaser is permitted to make all payments pursuant to the Amended and Restated Standby Purchase Agreement free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Trustee (to the extent that such payments are for the benefit of non-residents of Brazil) or the Holders (that are non-residents of Brazil) of the Notes will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority therein or thereof, in each case except as provided in the immediately preceding sentence.  The Standby Purchaser intends to make all payments pursuant to the Amended and Restated Standby Purchase Agreement from funds offshore Brazil.  The Standby Purchaser does not believe or reasonably expect that any interest paid or purchases of Purchase Obligations (as defined in the Amended and Restated Standby Purchase Agreement) made by the Standby Purchaser pursuant to the terms thereof will constitute interest paid by a trade or business in the United States within the meaning of Section 884 (f) (1) (A) of the Internal Revenue Code of 1986, as amended.  To ensure the legality, validity, enforceability or admissibility in evidence of the Amended and Restated Standby Purchase Agreement in Brazil, it is not necessary that the Amended and Restated Standby Purchase Agreement or any other document be filed or recorded with any court or other authority in Brazil, other than the notarization of the signatures of the parties signing outside Brazil, the subsequent consularization (authentication) of the signature of such a notary by a Brazilian consulate official and the subsequent translation of the Amended and Restated Standby Purchase Agreement into Portuguese by a sworn translator, or that any stamp or similar tax be paid on or in respect of the Amended and Restated Standby Purchase Agreement or any of the other Reopening Transaction Documents.

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(vv)      After being notarized, consularized and translated into Portuguese by a sworn translator, the Amended and Restated Standby Purchase Agreement will be in proper legal form under the laws of Brazil for the enforcement thereof in Brazil.

(ww)    To the extent the Standby Purchaser or its respective property has or may in the future have any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process, attachment or execution, in any jurisdiction, with respect to its obligations, liabilities, or any other matter under or arising out of or in connection with the Amended and Restated Standby Purchase Agreement and any other Reopening Transaction Documents, the Standby Purchaser has effectively waived such rights as provided in Section 18 of the Amended and Restated Standby Purchase Agreement; provided that no assets of the Standby Purchaser which are specifically used in the furtherance of the activities listed in Article 177 of the Brazilian Constitution, in respect of which the Brazilian government has a monopoly, could be used by any person in Brazil acquiring such assets as a result of the execution thereof in violation of the provisions contained in such Article 177 of the Brazilian Constitution.  The execution and delivery of the Amended and Restated Standby Purchase Agreement by the Standby Purchaser and the performance of its obligations thereunder by the Standby Purchaser constitute private and commercial acts rather than governmental or public acts.

(xx)      Except as described in the Final Offering Document and in the Reopening Offering Document, and except as to matters, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect:

(i)         The Standby Purchaser and its Material Subsidiaries have obtained all environmental permits with respect to the business in which they are engaged and with respect to the facilities and properties owned, leased or operated by the Standby Purchaser or any of its Material Subsidiaries, and the business and all operations at the properties of the Standby Purchaser are in compliance with all environmental permits and are otherwise in compliance with all environmental laws;

(ii)        No officer of the Standby Purchaser or of any of its Material Subsidiaries has received any notice of any claim with respect to any of the properties, the business or otherwise, nor does the Standby Purchaser have knowledge or reason to believe that any such claim will be received or is threatened; and

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(iii)       There are no past or present actions, activities, events, conditions or circumstances, including the release, threatened, release, emission, discharge, generation, treatment, storage or disposal of any hazardous materials at any locations, that would reasonably be expected to give rise to liability of the Standby Purchaser or any of its Material Subsidiaries under any law or any contract or agreement.

(yy)      The Standby Purchaser has, independently and without reliance upon any Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Amended and Restated Standby Purchase Agreement and each other Reopening Transaction Document to which it is or is to be a party, and the Standby Purchaser has established adequate means of obtaining from the Issuer on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Issuer.

SECTION 8.       Covenants.

For so long as the Notes remain outstanding or any amount remains unpaid on the Notes and the Indenture, the Guarantor will, and will cause each of its Subsidiaries to, comply with the terms and covenants set forth below (except as otherwise provided in a duly authorized amendment to this Guaranty as provided herein):

(a)        Performance of Obligations.  The Guarantor shall pay all amounts owed by it and comply with all its other obligations under the terms of this Guaranty and the Indenture in accordance with the terms thereof.

(b)        Maintenance of Corporate Existence.  The Guarantor will, and will cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor except as otherwise permitted by Section 8(m) and (ii) take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this Section 8(b) shall not require the Guarantor to maintain or cause any Subsidiary thereof to maintain any such right, privilege, title to property or franchise or require the Guarantor to preserve the corporate existence of any Subsidiary, if, in each case, the failure to do so does not, and will not, have a Material Adverse Effect.

 (c)       Maintenance of Properties.  The Guarantor will, and will cause each of its Subsidiaries to, maintain and keep in good condition, repair and working order  (normal wear and tear excepted) all properties used or useful in the conduct of its or its Subsidiaries businesses, and will, and will cause each of its Subsidiaries to, make all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Guarantor shall be necessary properly to conduct at all times the business carried on in connection therewith; provided, that this Section 8(c) shall not require the Guarantor to maintain or cause any Subsidiary thereof to maintain any of such properties if the failure to maintain such properties does not, and will not, have a Material Adverse Effect.

(d)       Compliance with Laws and Agreements.  The Guarantor will comply, and will cause its Subsidiaries to comply, at all times in all material respects with all applicable Laws (including, without limitation, Environmental Laws), rules, regulations, orders and directives of any Governmental Authority having jurisdiction over the Guarantor and each Subsidiary thereof or their businesses or any of the transactions contemplated herein.  The Guarantor will also comply, and will cause its Subsidiaries to comply, with all covenants and other obligations contained in any agreements to which they are a party, except where the failure so to comply would not have a Material Adverse Effect.

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(e)    Maintenance of Governmental Approvals.  The Guarantor will, and will cause its Subsidiaries to, duly obtain and maintain in full force and effect all approvals of Governmental Authorities and third-parties, consents or licenses which are necessary under the laws of Brazil, the Cayman Islands or any other jurisdiction having jurisdiction over the Guarantor and each Subsidiary thereof in connection with the execution, delivery and performance of this Guaranty and each other Transaction Document by the Guarantor or the validity or enforceability of any thereof.

(f)        Payments of Taxes and Other Claims.  The Guarantor will, and will cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Guarantor or such Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Guarantor or such Subsidiary, as the case may be; provided, however, that this Section 8(f) shall not require the Guarantor to, or to cause any Subsidiary thereof to, pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim would not have a Material Adverse Effect.

(g)        Maintenance of Ownership of the Issuer.  For so long as any Notes are outstanding, the Guarantor will retain no less than 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in the Issuer.

(h)        Maintenance of Insurance.  The Guarantor will, and will cause each of its Subsidiaries to, maintain insurance with insurance companies that the Guarantor reasonably believes to be financially sound in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning or operating properties or facilities similar to those owned and operated by the Guarantor or its Subsidiaries, as the case may be, in the same general areas in which the Guarantor and its Subsidiaries own or operate their properties or facilities, except where the failure to do so would not have a Material Adverse Effect.

(i)         Maintenance of Books and Records.  The Guarantor shall, and shall cause each of its Material Subsidiaries to, maintain books, accounts and records in accordance with Reporting GAAP, in the case of the Guarantor and the Issuer, and, in the case of each other Subsidiary of the Guarantor, generally accepted accounting principles in the jurisdiction of each such Subsidiary is organized.

(j)         Maintenance of Office or Agency.  So long as any of the Notes are outstanding, the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon the Guarantor in respect of this Guaranty may be served, and the Guarantor will not change the designation of such office without prior written notice to the Trustee and designation of a replacement office in the same general location.

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(k)        Ranking.  The Guarantor will ensure at all times that its obligations under this Guaranty will constitute the general senior unsecured and unsubordinated obligations of the Guarantor and will rank pari passu, without any preferences among themselves, with all other present and future senior unsecured and unsubordinated obligations of the Guarantor (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of the Guarantor under this Guaranty.

(l)         Notice of Defaults.  The Guarantor will give written notice to the Trustee, as soon as is practicable and in any event within ten calendar days after the Guarantor becomes aware, or should reasonably become aware, of the occurrence of any Default or Event of Default, accompanied by a certificate of an officer of the Guarantor setting forth the details thereof and stating what action the Guarantor proposes to take with respect thereto.

(m)       Limitation on Consolidation, Merger, Sale or Conveyance.  (i) The Guarantor will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect Subsidiary of the Guarantor) or permit any person or entity (other than a direct or indirect Subsidiary of the Guarantor) to merge with or into it, unless:

(A)       either the Guarantor is the continuing entity or the person (the “Successor Company”) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property or assets of the Guarantor will be a corporation organized and validly existing under the laws of Brazil and shall assume (jointly and severally with the Guarantor unless the Guarantor shall have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to this Guaranty (the form and substance of which shall be previously approved by the Trustee), all of the Guarantor’s obligations under this Guaranty;

(B)       the Successor Company (jointly and severally with the Guarantor unless the Guarantor shall have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each Noteholder against any tax, assessment or governmental charge thereafter imposed on such Noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes pursuant to this Guaranty;

(C)       immediately after giving effect to such transaction, no Event of Default,  and no Default has occurred and is continuing;

(D)       the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger consolidation, sale, transfer or other conveyance or disposition and the amendment to this Guaranty comply with the terms of this Guaranty and that all conditions precedent provided for herein and relating to such transaction have been complied with; and

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(E)       the Guarantor has delivered notice of any such transaction to Moody’s (which notice shall contain a description of such merger, consolidation or conveyance).

(ii)        Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and the Guarantor has delivered notice of any such transaction to Moody’s and the Trustee (which notice shall contain a description of such merger, consolidation or conveyance):

(A)       the Guarantor may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Guarantor in cases when the Guarantor is the surviving entity in such transaction and such transaction would not have a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole, it being understood that if the Guarantor is not the surviving entity, the Guarantor shall be required to comply with the requirements set forth in the previous paragraph; or

(B)       any direct or indirect Subsidiary of the Guarantor may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than the Guarantor or any of its Subsidiaries or Affiliates) in cases when such transaction would not have a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole; or

(C)       any direct or indirect Subsidiary of the Guarantor may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any direct or indirect Subsidiary of the Guarantor; or

(D)       any direct or indirect Subsidiary of the Guarantor may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor, and would not result in a Material Adverse Effect on the Guarantor and its Subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of the Guarantor.

(n)        Negative Pledge.  So long as any Note remains outstanding, the Guarantor will not create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness or (ii) the Indebtedness of any other person, unless the Guarantor contemporaneously creates or permits such Lien to secure equally and ratably the Guarantor’s obligations under this Guaranty or the Guarantor provides such other security for the Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture.  In addition, the Guarantor will not allow any of the Guarantor’s Subsidiaries to create or permit any Lien, other than a Permitted Lien, on any of the Guarantor’s assets to secure (i) any of the Guarantor’s Indebtedness, (ii) any of its own Indebtedness or (iii) the Indebtedness of any other person, unless it contemporaneously creates or permits the Lien to secure equally and ratably the Guarantor’s obligations under this Guaranty or the Guarantor or such Subsidiary provides such other security for the Notes as is duly approved by the Trustee, at the direction of the Noteholders, in accordance with the Indenture.

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 (o)       Transactions with Affiliates.  The Guarantor shall not, and shall not permit any of its Subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any Affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to the Guarantor or such Subsidiary than those which could have been obtained on an arm’s-length basis with a person that is not an Affiliate, provided, however, that the foregoing shall not apply to transactions (i), between the Guarantor and the Issuer or any Subsidiary of the Issuer or (ii) except as otherwise permitted pursuant to clause (i), between or among the Guarantor, the Issuer and any of their respective Subsidiaries not involving any other person so long as consummation of any such transaction described in this clause (ii) will not have a Material Adverse Effect.

(p)        Provision of Financial Statements and Reports.  (i) The Guarantor will provide to the Trustee, in English or accompanied by a certified English translation thereof, (A) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with Reporting GAAP, (B) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with Reporting GAAP and (C) such other financial data as the Trustee may reasonably request.

(ii)        The Guarantor will provide, together with each of the financial statements delivered pursuant to Sections 8(p)(i)(A) and (B), an Officer’s Certificate stating that a review of the activities of the Guarantor and the Issuer has been made during the period covered by such financial statements with a view to determining whether the Guarantor and the Issuer have kept, observed, performed and fulfilled their covenants and agreements under this Guaranty and the Indenture, as applicable, and that no Default or Event of Default has occurred during such period or, if one or more have actually occurred, specifying all such events and what actions have been taken and will be taken with respect to such Default or Event of Default.

(iii)       The Guarantor shall, whether or not it is required to file reports with the SEC, file with the SEC and deliver to the Trustee (for redelivery to all Noteholders) all reports and other information as it would be required to file with the SEC under the Exchange Act if it were subject to those regulations; provided, however, that if the SEC does not permit the filing described in the first sentence of this Section 8(p)(iii), the Guarantor will provide annual and interim reports and other information to the Trustee within the same time periods that would be applicable if the Guarantor were required and permitted to file these reports with the SEC.

 (q)       Further Actions.  The Guarantor will, at its own cost and expense, and will cause its Subsidiaries to, at their own cost and expense, take any action, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, in the reasonable opinion of the Trustee, in accordance with applicable Laws (as applicable) to be taken, fulfilled or done in order to (i) enable the Guarantor to lawfully enter into, exercise its rights and perform and comply with its obligations under this Guaranty and each of the other Transaction Documents to which it is a party, as the case may be, (ii) ensure that the Guarantor’s obligations under this Guaranty and each of the other Transaction Documents are legally binding and enforceable, (iii) make this Guaranty and each of the other Transaction Documents admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands, (iv) enable the Trustee to exercise and enforce its rights under and carry out the terms, obligations, provisions and purposes of this Guaranty and each of the other Transaction Documents, (v) take any and all action necessary to preserve the enforceability of, and maintain the Trustee’s rights under this Guaranty and the other Transaction Documents, including, without limitation, refraining from taking any action that reasonably can be expected to have an adverse effect on the enforceability of, or any of the Trustee’s rights under, this Guaranty and the other Transaction Documents, and (vi) assist the Trustee in the Trustee’s performance of its obligations under this Guaranty and the other Transaction Documents; provided, however, that the Guarantor shall not be required to take any action contemplated herein if it promptly (and in no event later than two Business Days after any such request) provides to the Trustee a written opinion from counsel reasonably acceptable to the Trustee specifying that the failure to take such action or satisfy such condition would not have an adverse effect on the rights of the Noteholders.

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SECTION 9.       Amendments, Etc.

  No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For the avoidance of doubt, Article IX of the Indenture shall apply to an amendment to this Guaranty to determine whether the consent of Holders is required for an amendment and if so, the required percentage of Holders of the Notes required to approve the amendment.

SECTION 10.  Indemnity.

(a)        Without limitation on any other obligations of the Guarantor or remedies of the Trustee under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Trustee and its officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligation to be the legal, valid and binding obligations of the Guarantor enforceable against it in accordance with their terms.

(b)        The Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

SECTION 11.   Notices, Etc.

(a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy) and mailed, telecopied or delivered by hand, if to the Guarantor, addressed to it at Avenida República do Chile, 65, 20035-900 Rio de Janeiro - RJ, Brazil, Telephone:  (55-21) 3224-4079, Telecopier: (55-21) 3224-6197, Attention:                         , if to the Trustee, at The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York, 10286, USA, Telephone:                     , Telecopier:                   , Attention:                          or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall, when telecopied, be effective when transmitted.  Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty shall be effective as delivery of an original executed counterpart thereof.

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(b)        All payments made by the Guarantor to the Trustee hereunder shall be made to the Payment Account (as defined in the Indenture).

SECTION 12.   Survival.

Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Transaction Documents, the agreements and obligations of the Guarantor contained in Section 2 (with respect to the payment of all other amounts owed under the Indenture), Section 7, Section 10 and Section 15 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty, the termination of this Guaranty and/or the resignation or removal of the Trustee.

SECTION 13.   No Waiver; Remedies.

No failure on the part of the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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SECTION 14.   Continuing Agreement; Assignment of Rights Under the Indenture and the Notes.

This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the repayment in full by the Issuer of all amounts due and owing under the Indenture with respect to the Notes and (ii) the repayment in full of all Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Trustee, on behalf of Noteholders, and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, any Noteholder may assign or otherwise transfer its rights and obligations under the Indenture (including, without limitation, the Note or Notes held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Noteholder herein or otherwise, in each case as and to the extent provided in the Indenture. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Noteholders.

SECTION 15.   Currency Rate Indemnity.

(a)        The Guarantor shall (to the extent lawful) indemnify the Trustee and the Noteholders and keep them indemnified against:

            (i)         in the case of nonpayment by the Guarantor of any amount due to the Trustee, on behalf of the Noteholders, under this Guaranty any loss or damage incurred by any of them arising by reason of any variation between the rates of exchange used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Guarantor; and

            (ii)        any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which the local currency equivalent of the amounts due or contingently due under this Guaranty or in respect of the Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Guarantor, and (b) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any bankruptcy, insolvency or liquidation or any distribution of assets in connection therewith.

(b)          The Guarantor agrees that, if a judgment or order given or made by any court for the payment of any amount in respect of its obligations hereunder is expressed in a currency (the “Judgment Currency”) other than U.S. dollars (the “Denomination Currency”), it will indemnify the relevant Holder and the Trustee against any deficiency arising or resulting from any variation in rates of exchange between the date at which the amount in the Denomination Currency is notionally converted into the amount in the Judgment Currency for the purposes of such judgment or order and the date of actual payment thereof.

(c)           The above indemnities shall constitute separate and independent obligations of the Guarantor from its obligations hereunder, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or the filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Guarantor for a liquidated sum or sums in respect of amounts due under this Guaranty, or under the Indenture or the Notes or under any judgment or order.

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SECTION 16.  Governing Law; Jurisdiction; Waiver of Immunity, Etc.

(a)                This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)               The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Transaction Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding against the Issuer or the Guarantor, as the case may be, relating to this Guaranty or any other Transaction Document in the courts of any jurisdiction.

(c)                The Guarantor hereby irrevocably appoints and empowers the New York office of Petróleo Brasileiro S.A., located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022 as its authorized agent (the “Process Agent”) to accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceedings in any New York State court or United States federal court sitting in the State of New York in the Borough of Manhattan and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  The Guarantor will take any and all action necessary to continue such designation in full force and effect and to advise the Trustee of any change of address of such Process Agent and; should such Process Agent become unavailable for this purpose for any reason, the Guarantor will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (c).  The Guarantor irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in Section 10 or to any other address of which it shall have given notice pursuant to Section 10 or to its Process Agent.  Service upon the Guarantor or the Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of the Process Agent to give any notice of such service to the Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(d)               The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Transaction Documents to which it is or is to be a party in any New York State or federal court.  The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

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(e)                THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY NOTEHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

(f)                This Guaranty and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Guarantor.  The Guarantor irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself, the Issuer or any of their property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, any of the Transaction Documents or any document delivered pursuant hereto, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (f) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

SECTION 17.   Execution in Counterparts.

This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

SECTION 18.   Entire Agreement.

  This Guaranty, together with the Indenture and the Notes, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:_________________________________

      Name:
      Title:

WITNESSES:

1.

    Name:

2.

    Name:

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON, as Trustee and not
in its individual capacity

By:_________________________________

Name:
                        Title:

WITNESSES:

1.

            Name:

2.

            Name:

STATE OF NEW YORK                   )

                                                           )           ss:

COUNTY OF NEW YORK              )

On this ___ day of _______________, before me, a notary public within and for said county, personally appeared __________________, to me personally known, who being duly sworn, did say that ___ is a ____________________ of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this ___ day of ______________, before me personally came _________________ and ________________ to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

Notary Public

COMMISSION EXPIRES